                                                                    Exhibit 8(c)

INSTITUTIONAL LIQUID ASSETS

                                                                  (312) 876-8888

                                        8700 SEARS TOWER CHICAGO, ILLINOIS 60606


                                 May 28, 1981


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02101

Gentlemen:

          Reference is made to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978 between Institutional Liquid Assets ("ILA") and State Street Bank and Trust Company.

          The purpose of this letter is to advise you that, effective today, Goldman, Sachs & Co. has become ILA's investment adviser and administrator as well as the distributor of its units. In this regard, we enclose herewith copies of the Investment Advisory and Distribution Agreements of even date herewith between ILA and Goldman, Sachs & Co. Also enclosed is a certified resolution of ILA's Trustees setting forth the names of those persons now authorized to give or confirm instructions under the Custodian Agreement as well as the specimen signatures of such persons. Finally, there is enclosed a document captioned "Exhibit B" setting forth certain of Goldman, Sachs & Co.'s portfolio trading practices with respect to ILA.

          Please acknowledge receipt of this letter and the enclosures and your agreement to comply with your obligations under Exhibit B by executing and returning the enclosed copy of this letter.

                                      Very truly yours

                                      INSTITUTIONAL LIQUID ASSETS


                                      By:  /s/ Robert S. Brooker
                                         -------------------------------

                                            as its  Chairman of Trustees
                                                  ----------------------


Please acknowledge receipt of this letter and the enclosures and agree to comply with our obligations under Exhibit B, all as of this 28th day of May, 1981.

STATE STREET BANK AND TRUST COMPANY

By:
   ------------------------------
     as its
           ----------------------

                     AMENDMENT TO THE CUSTODIAN AGREEMENT

     AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and Institutional Liquid Assets (the "Fund").

     WHEREAS, the Custodian and the Fund are parties to a Custodian Agreement dated December 27, 1978 (as amended, the "Custodian Agreement") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund;

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act") with authority to operate as a series company with multiple portfolios, and pursuant to section 18 (f) (2) of the 1940 Act each series of the Fund's Units, representing the interest in a portfolio, is preferred over all other series in respect of the assets specifically allocated to such portfolio; and

     WHEREAS, the Custodian and the Fund desire to amend the Custodian Agreement to provide for the maintenance of the Fund's foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign organizations acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the 1940 Act;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Agreement by the addition of the following terms and conditions;

     1.   Appointment of Foreign Sub-Custodians
          -------------------------------------

          The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions, foreign trust companies, foreign securities depositories and foreign clearing agencies designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 9 of the Custodian Agreement, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions, foreign trust companies, foreign securities depositories and foreign clearing agencies to act as sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

     2.   Assets to be Held
          -----------------

          The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c) (1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

     3.   Foreign Securities Depositories and Clearing Agencies
          -----------------------------------------------------

          Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories and clearing agencies only through arrangements implemented by the foreign banking institutions and foreign trust companies serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
Section 5 hereof.

     4.   Segregation of Securities
          -------------------------

          The Custodian shall identify on its books as belonging to the Fund (designating the particular portfolio thereof), the foreign securities and related cash and cash equivalents of such portfolio held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution or foreign trust company shall require that such institution establish a custody account for the Custodian on behalf of the Fund (designating the particular portfolio thereof) and physically segregate in that account the securities and other assets of such portfolio, and, in the event that such institution deposits the portfolio's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund (designating the particular portfolio thereof), the securities so deposited.

     5.   Agreements with Foreign Banking Institutions
          --------------------------------------------

          Each agreement with a foreign banking institution and foreign trust company shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of a Fund's portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or foreign trust company or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to such portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution or foreign trust company relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

     6.   Access of Independent Accountants of the Fund
          ---------------------------------------------

          Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution or foreign trust company employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution or foreign trust company under its agreement with the Custodian.

     7.   Reports by Custodian
          --------------------

          The Custodian will supply to the Fund from time to time, as reasonably requested by the Fund, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from such custodial account maintained by a foreign banking institution or foreign trust company for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

     8.   Transactions in Foreign Custody Account
          ---------------------------------------

     (a) Except as otherwise provided in paragraph (b) of this Section 8, the provisions of Section 4, 5, and 7A, B, C and E of the Custodian Agreement shall apply, mutatis mutandis to the foreign securities, cash and cash
             ------- --------
equivalents of the Fund held outside the United States by foreign sub-custodians.

     (b) Notwithstanding any provision of the Custodian Agreement to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 3B of the Custodian Agreement.

     9.   Liability of Foreign Sub-Custodians
          -----------------------------------

          Each agreement pursuant to which the Custodian employs a foreign banking institution or foreign trust company as a foreign sub-custodian shall require the sub-custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution or foreign trust company as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     10.  Liability of Custodian
          ----------------------

          The Custodian shall be liable for the acts or omissions of a foreign banking institution or foreign trust company to the same extent as set forth with respect to sub-custodians generally in the Custodian Agreement and, regardless or whether assets are maintained in the custody of a foreign banking institution, a foreign trust company, a foreign securities depository, a foreign clearing agency or a branch of a U.S. bank as contemplated by paragraph 13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from
(a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or the like under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

     11.  Reimbursement for Advances
          --------------------------

          If a portfolio of the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this amendment to the Custodian Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement but in no event to exceed the assets of such portfolio of the Fund.

     12.  Monitoring Responsibilities
          ---------------------------

          The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Agreement. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders, equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

     13.  Branches of U.S. Banks
          ----------------------

     (a) Except as otherwise set forth in this amendment to the Custodian Agreement, the provisions hereof shall not apply where the custody of Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940 Act meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 8B of the Custodian Agreement.

     (b) Cash held for a portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for such portfolio with the Custodian's London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

     14.  Applicability of Custodian Agreement
          ------------------------------------

          Except as specifically superseded or modified herein, the terms and provisions of the Custodian Agreement shall continue to apply with full force and effect.

     15.  Unitholder Liability
          --------------------

          This amendment to the Custodian Agreement is executed by or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or unitholders of the Fund individually but are binding only upon the Fund and its assets and property. The Fund's Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 4th day of October, 1988.


                                     INSTITUTIONAL LIQUID ASSETS
ATTEST:

By:         Nancy Mucker             By:    E. J. Whitman
   -----------------------------        --------------------------------
     as its Vice President           as its President
           ---------------------           -----------------------------

                                     STATE STREET BANK AND TRUST COMPANY
ATTEST:

            Signature illegible      By:    J. E. Swedland
--------------------------------        --------------------------------
     as its Asst. Secretary          as its Vice President
           ---------------------           -----------------------------

                                  SCHEDULE  A
                                  -----------

     The following foreign banking institutions, foreign trust companies, foreign securities depositories and foreign clearing agencies have been approved by the Trustees of Institutional Liquid Assets for use as sub-custodians for such fund's securities and other assets.


                          State Street London Limited

                                                                       EXHIBIT 1

                              CUSTODIAN AGREEMENT
                              -------------------

To:  State Street London Limited
     State Street House
     12 Nicholas Lane
     London EC4N 7BN
     Great Britain

Gentlemen:

The undersigned State Street Bank and Trust Company ("State Street") hereby requests that State Street London Limited (the "Trust Company") establish a cash account at State Street's licensed London branch (or at such other deposit-taking institution in the United Kingdom as State Street may designate) and a custody account for each custody customer and employee benefit plan account identified in the Schedule attached to this Agreement and each additional account which is or may hereafter be identified to this Agreement. Such customers and accounts are referred to herein as the "Customer" or "Customers." Each such cash account and each such custody account so established will be referred to herein as the "Cash Account" and "Custody Account," respectively, and will be subject to the following terms and conditions:

    1. The Trust Company shall hold in trust as agent for State Street and shall physically segregate in the Cash Account and Custody Account, respectively, such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for those State Street Accounts (the "Property").

    2. a. Upon the prior approval of State Street the Trust Company may deposit Securities, as hereafter defined, in a securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States;

        b. When securities held for a Customer are deposited in a securities depository or clearing agency by the Trust Company, the Trust Company shall identify on its books as belonging to State Street as agent for the Customer, the securities so deposited.

    3. Upon the written instructions of State Street, in accordance with Paragraph 7, the Trust Company is authorized to direct the payment of cash from the Cash Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Custody Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. So long as and to the extent that it exercises reasonable care, the Trust Company shall not be responsible for the title, validity or genuineness of any Property or evidence of title thereto received by it or delivered by it and shall be held harmless in acting upon any written instruction reasonably believed by it to be genuine and to be signed by the proper party or parties.

    4. Unless the Trust Company receives written instructions of State Street to the contrary, the Trust Company is authorized;

        a. To promptly receive and collect all income and principal with respect to the Property and to deposit cash receipts in the Cash Account;

        b. To promptly exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

        c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

        d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for securities in the Custody Account and such rights entitlement or fractional interest bears an expiration date, the Trust Company will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Trust Company to take timely action, the Trust Company is authorized to sell such rights entitlement or fractional interest and to credit the Custody Account;

        e. To hold registered in the name of the nominee of the Trust Company or its agents such Securities as are ordinarily held in registered form;

        f. To execute in State Street's name for the Customer, whenever the Trust Company deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

        g. To pay or cause to be paid, from the Cash Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Cash Account.

    5. If the Trust Company shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Custody Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Trust Company shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

    6. The Trust Company is authorized in its discretion to appoint brokers and agents in connection with the Trust Company's handling of transactions relating to the Property provided that any such appointment shall not relieve the Trust Company of any of its responsibilities or liabilities hereunder.

    7. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Trust Company.

    8. The Trust Company shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Trust Company hereunder and such other information as State Street may reasonably request.

    9. In addition to its obligations under Section 2b hereof, the Trust Company shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each Customer.

    10. The Trust company agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable ties by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under applicable law the independent public accountants for any Customer) and shall be retained for such period as shall be agreed by State Street and the Trust Company.

    11. The Trust Company shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Trust Company and State Street.

    12. a. The Trust Company shall exercise reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust Company, State Street or both) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        b. If State Street requires the Trust Company to take action with respect to the Securities, which action involves the payment of money or which action may, in the opinion of the Trust Company, result in the Trust Company being liable for the payment of money or incurring liability of some other form, State Street, as a prerequisite to requiring the Trust Company to take action, shall provide indemnity to the Trust Company in an amount and form satisfactory to it.

    13. The Trust Company shall not be liable for any loss resulting from political risks such as exchange control restrictions, expropriation, nationalization, insurrection, civil strife, armed hostilities or other similar events or any loss resulting from Acts of God, nuclear incident and the like under circumstances where the Trust Company has exercised reasonable care.

    14. The Trust Company agrees (i) the property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Trust Company or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

    15. This Agreement may be terminated by the Trust Company or State Street by 60 days' written notice to the other, sent by registered mail or express courier. The Trust Company, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the Customer unless the Trust Company has received written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

    16. The Trust Company and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Cash Account and Custody Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

    17. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Trust Company or State Street at their respective addresses set forth below, or at such other address as be specified in each case in a notice similarly given:


To State Street       Master Trust Division, Global Custody
                      STATE STREET BANK AND TRUST COMPANY
                      P.O. Box 1713
                      Boston, Massachusetts 02105
                      U.S.A.


To the Trust Company  ATTN:
                           ---------------------------------
                      STATE STREET LONDON LIMITED
                      State Street House
                      12 Nicholas Lane
                      London EC4N 7BN
                      Great Britain

18. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom except to the extent that such laws are prompted by the laws of the United States of America.

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                                       Very truly yours,

                                       STATE STREET BANK AND TRUST COMPANY

                                       By: Signature illegible
                                          --------------------------------
                                          Vice President

                                       Date: November 13, 1985
                                            --------------------------------




Agreed to by: STATE STREET LONDON LIMITED


By: Signature illegible
   --------------------------------------

Date: 13th November, 1985
     ------------------------------------

                               AMENDMENT TO THE
                              CUSTODIAN AGREEMENT
                              -------------------


     AGREEMENT made this 12th day of May, 1992 by and between STATE STREET BANK AND TRUST COMPANY ("State Street") and Institutional Liquid Assets (the "Fund").


                               WITNESSETH THAT:
                               ----------------

     WHEREAS, State Street and the Fund are parties to a Custodian Agreement dated December 27, 1978 (as amended to date, the "Agreement") which governs the terms and conditions under which State Street maintains custody of the securities and other assets of the Fund:

     NOW THEREFORE, State Street and the Fund hereby amend the terms of the Custodian Agreement and mutually agree to the following:

     Insert as the final paragraph under Responsibility of Custodian:
                                         ---------------------------

       If the Fund requires State Street to advance cash or securities for any purpose or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


ATTEST:                                          GOLDMAN SACHS
                                           INSTITUTIONAL LIQUID ASSETS

/s/ Steve Hopkins                          /s/ Scott M. Gilman
-------------------------                  ---------------------------------
                                           Treasurer

ATTEST:                                    STATE STREET BANK AND TRUST COMPANY


/s/ N. Stokes                              /s/ Al Mead
-------------------------                  ---------------------------------
Assistant Secretary                        Vice President